UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

September 1, 2015 (August 31, 2015)
Date of report (Date of earliest event reported)

HERITAGE GLOBAL INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, CA 92130
(Address of Principal Executive Offices)

(858) 847-0656
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On August 31, 2015 (the “Effective Date”), Heritage Global Inc. (the “Company” or “HGI”) terminated its Management Services Agreement (the “Services Agreement”) with Street Capital Group Inc. (formerly Counsel Corporation, herein referred to as “Counsel”), a Canadian corporation incorporated in the province of Ontario, and the Company’s former majority shareholder. The Services Agreement is more fully described in HGI’s Current Report on Form 8-K filed with the SEC on May 1, 2014.

As noted in HGI’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2015, following the changes to the Company’s executive officers and directors that were effective on May 5, 2015 (as described in the Current Report on Form 8-K filed with the SEC on May 7, 2015), the Company and Counsel intended to terminate the Services Agreement in the third quarter of 2015. Pursuant to its terms, the Services Agreement may be terminated at any time upon mutual agreement of the Company and Counsel. Accordingly, the Company and Counsel have mutually terminated the Services Agreement pursuant to the notice and termination provisions set forth therein. There are no termination fees or other adverse consequences as a result of the termination of the Services Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heritage Global Inc.

Date: September 1, 2015	By:	/s/ James Sklar
Name:James Sklar
Title: Executive Vice President,
General Counsel and Secretary